Exhibit 99.1

Beyond Li-ion™

Robert Friedland to retire from SES board of directors

BOSTON, Mass. – March 17, 2023 – SES AI Corporation (NYSE: SES), headquartered in Boston, a global leader in the development and manufacturing of high-performance lithium-metal (Li-Metal) rechargeable batteries for electric vehicles (EVs) and other applications, today announced that Robert Friedland has retired from its board of directors, effective March 15, 2023.

Mr. Friedland is the founder and co-chairman of Ivanhoe Mines (TSX: IVN) and executive chairman of Ivanhoe Electric (NYSE: IE). Mr. Friedland and SES started working together in early 2021 when SES was going through its SPAC target selection process. In February of 2022, after the successful completion of the merger between Ivanhoe Capital Acquisition Corporation and SES AI Corporation, Mr. Friedland joined the board of SES.

During the past two years, Mr. Friedland participated in the evolution of SES from an R&D company in the pre-A sample stage to a global manufacturing company that was the first to enter automotive A-samples for Li-Metal batteries. During Mr. Friedland’s tenure, SES launched the first 100Ah Li-Metal cell in 2021 and built three A sample manufacturing lines in 2022. SES is now preparing to become the first Li-Metal battery company to enter B-samples and is planning to set up a North American supply chain for EV batteries, especially in key next-generation material capabilities including salts, electrolytes and anodes.

“It was serendipity to have met Robert in the beginning of 2021. I want to thank Robert and his team at Ivanhoe for helping SES become a public company, and for his guidance and support both as a business leader and as a human being. He’s a great mentor and I have learned so much from his fascinating life and career. I wish him the very best in life and business,” said Qichao Hu, CEO, chairman and founder of SES.

“I am proud to have helped take SES AI public through my SPAC last year. The company’s prospects are bright, and I wish SES the best of success,” said Robert Friedland.

A replacement for Mr. Friedland has not been named yet. SES is actively searching for a seasoned leader in the field of electric vehicles, batteries and artificial intelligence to join its board of directors.

About SES

SES is a global leader in development and production of high-performance Li-Metal rechargeable batteries for EVs and other applications. Founded in 2012, SES is an integrated Li-Metal battery manufacturer with strong capabilities in material, cell, module, AI-powered safety algorithms and recycling. Formerly known as SolidEnergy Systems, SES is headquartered in Boston and has operations in Singapore, Shanghai, and Seoul. To learn more about SES, please visit: https://investors.ses.ai

Investors: Eric Goldstein ericgoldstein@ses.ai

Media: Irene Lam ilam@ses.ai

Source: SES AI Corporation

Forward-looking statements

This press release contains statements that SES believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of SES. Although SES believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”,

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“possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of SES’s assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to the following risks: risks related to the development and commercialization of SES’s battery technology and the timing and achievement of expected business milestones; risks relating to the uncertainty of achieving and maintaining profitability; risks relating to the uncertainty of meeting future capital requirements; the ability of SES to integrate its products into electric vehicles (“EVs”); the risk that delays in the pre-manufacturing development of SES’s battery cells could adversely affect SES’s business and prospects; potential supply chain difficulties; the ability of SES to engage target original equipment manufacturers (“OEMs”) customers successfully and integrate SES’s products into EVs manufactured by OEM customers; the ability to obtain raw materials, components or equipment through new or existing supply relationships; risks resulting from SES’s joint development agreements and other strategic alliances and investments; product liability and other potential litigation, regulation and legal compliance; SES’s ability to attract, train and retain highly skilled employees and key personnel; the uncertainty in global economic conditions and risks relating to health epidemics, including the COVID-19 pandemic and any operational interruptions; developments in alternative technology or other fossil fuel alternatives; risks related to SES’s intellectual property; business, regulatory, political, operational, financial and economic risks related to SES’s business operations outside the United States; SES has identified a material weakness in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to develop or maintain an effective system of internal controls; the volatility of SES’s common stock and value of SES’s public warrants; and the other risks described in “Part I, Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on March 16, 2023 and other documents filed from time to time with the SEC. There may be additional risks that SES presently knows and/or believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SES’s expectations, plans or forecasts of future events and views only as of the date of this press release. SES anticipates that subsequent events and developments will cause its assessments to change. However, while SES may elect to update these forward-looking statements at some point in the future, SES specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing SES’s assessments as of any date subsequent to the date of this press release.

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